Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Beneficient

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.001 per share	Other(2)	8,078,775(3)	$10.00(2)	$80,787,750	0.0001102	$8,902.81

	Total Offering Amounts				$80,787,750		$8,902.81

	Total Fee Offsets						—

	Net Fee Due						$8,902.81

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of Class A common stock, $0.001 par value per share (the “Common Stock”), of Beneficient (the “Company”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividends, stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations or other similar transactions effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. In addition, the Registration Statement registers the resale of shares of Common Stock by certain selling stockholders identified in the Reoffer Prospectus included in and filed with the Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)

Represents a good faith estimate of the price per share of Common Stock estimated solely for the purposes of calculating the registration fee. On June 6, 2023, The Beneficient Company Group, L.P., a Delaware limited partnership, converted to a Nevada corporation pursuant to a statutory conversion and changed its name to “Beneficient” (the “Conversion”). Due to the Conversion, no market exists for the Company’s Common Stock and book value per share is unavailable pursuant to Rule 457(h).

(3)	Represents shares of Common Stock reserved for issuance pursuant to awards that may be granted under The Beneficient Company Group, L.P. 2018 Equity Incentive Plan.